EXHIBIT 23.4




          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports on the financial statements of TruVision Wireless, Inc., on the combined financial statements of Madison Communications, Inc. and Beasley Communications, Inc. and on the financial statements of BarTel, Inc. as of the dates and for the periods indicated therein, and to all other references to our firm incorporated into or made a part of this Registration Statement.

                             Arthur Andersen LLP

Jackson, Mississippi
November 1, 1996.